EXHIBIT 10(b)

Supply Agreement, by and between Everest & Jennings, Inc. and P.T. Dharma Polimetal.
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                                SUPPLY AGREEMENT

            THIS AGREEMENT is made and entered into as of the date last below written by and between EVEREST & JENNINGS, INC., a corporation organized and existing under the laws of the State of California, U.S.A., with its principal offices at 1100 Corporate Square Drive, St. Louis, MO 63132 (hereinafter "E&J") and P.T. DHARMA POLIMETAL, a company organized and existing under the laws of Indonesia, with offices at JL. RAYA SERANG KM., 24 Balaraja Tangerang, Indonesia (hereinafter "P.T. Dharma")

                                    RECITALS

            WHEREAS, E&J is a manufacturer and seller of wheel chairs in the United States, Canada, Mexico, and Europe;

            WHEREAS, P.T. Dharma manufactures and sells for export wheel chairs and wheel chair components;

            WHEREAS, E&j is willing to provide design specifications to P.T. Dharma to be used in the manufacture of wheel chairs and wheel chair components;

            WHEREAS, the Parties agree that P.T. Dharma shall manufacture the wheel chairs and wheel chair components at high quality in accordance with the designs exclusively for E&J and its designees, as hereinafter provided.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereinafter expressed, it is hereby agreed as follows:

1. MANUFACTURE AND SUPPLY: EXCLUSIVE SUPPLY CONTRACT.

      1.1 P.T. Dharma shall, subject to the terms and conditions of this Agreement, manufacture and sell exclusively to E&J or its designees certain wheel chairs and wheel chair components described in Appendix "A" hereto (the "Product") conforming in all-material respects to the specifications referenced in Appendix "A" hereto (the "Specifications").

      1.2 E&J agrees to order sufficient quantities of the Products, at the unit prices set out in Appendix "B" hereto, which prices shall be competitive with prevailing market prices, period of the Term of this Agreement beginning on I during the January 1995 and ending on 31 December 1995 to total a minimum aggregate gross purchase amount of U.S. $5,000,000. The minimum aggregate gross purchase amount will increase to U.S. $5,500,000 for the period of the Term of this Agreement beginning on 1 January 1996 and ending on 31 December 1996. The minimum aggregate gross purchase amount will increase to U.S. $6,050,000 for the period of the Term of this Agreement beginning on 1 January 1997 and ending on 31 December 1997. Should E&J fail to order sufficient quantities in any of the one year periods, as set out above, during the Term of this Agreement to meet the minimum aggregate gross purchase amount set
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forth herein for that year, E&J agrees to pay to P.T. Dharma for that year an amount equal to ten (10) percent of the difference between the aggregate gross dollar purchase amount of the Products ordered in that contract year, regardless of when shipped and the minimum aggregate gross purchase amount set forth herein for that contract year as liquidated damages. In the event that a failure by E&J to order sufficient quantities to meet the minimum aggregate gross purchase amount in any of the one year periods is due to an occurrence demonstrably beyond their control in accordance with Article 10, Force Majeure, the minimum aggregate gross purchase amount set forth herein for that contract year and each successive contract year that performance is suspended in whole in part due to such occurrence shall be reduced by an amount proportionate to the amount of time performance is suspended during that contract year and any liquidated damages due P.T. Dharma shall be calculated using the aggregate gross purchase amount so reduced.

      1.3 Products ordered under this Agreement between the effective date of this Agreement and 31 December 1994 shall not be counted toward meeting the minimum aggregate gross purchase amount for any period specified herein. Products ordered and cancelled pursuant to Section 2.3 of this Agreement shall count toward meeting the minimum aggregate gross purchase amount for the period in which they were ordered.

      1.4 The Parties hereby agree that new products and unit prices will be added to Appendix A and Appendix B, respectively, by mutual agreement from time to time. E&J shall supply P.T. Dharma with specifications for the new products. P.T. Dharma shall propose unit prices for the manufacture of the new products, which E&J may accept or reject. After a new product is added to Appendix A and a unit price therefor is added to Appendix B, orders therefor shall be used to satisfy the minimum aggregate gross purchase amount for the year in which they are ordered.

      1.5 For purposes of this Agreement, P.T. Dharma's Affiliates means any company in which P.T. Dharma controls a majority of the indicia of ownership or control, or is under the common control of a third party controlling such indicia of ownership or control of another company and P.T. Dharma, as well as their respective agents, employees, successors and assigns (hereinafter referred to collectively an "Affiliates").

      1.6 Neither P.T. Dharma nor its Affiliates, shall manufacture or sell the Products, finished wheel chairs, or any other products comparable, competitive with, equivalent to, intended to be used with or that are a part of Products, to any person or entity other than E&J for sale in North America, Central America or South America. P.T. Dharma may manufacture and sell comparable products to resellers and distributors for sale in locations other than those specified above with prior written notice to E&J provided such manufacture and sale does not involve the use of E&J owned Special Tooling, as described herein, or the use of E&J proprietary trade secrets. P.T. Dharma agrees to use their best efforts to prevent the sale or distribution of any like or comparable products manufactured or sold by P.T Dharma or its Affiliates, other than those sold under this agreement, in North America, Central America, or South America. E&J agrees that once P.T. Dharma is fully tooled and in production it will not purchase the Products from any other supplier provided P.T. Dharma is not in breach of this Agreement and is able to meet E&J's requirements in price, quantity,


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and quality. This provision notwithstanding, E&J and its affiliates shall have the right to produce the Products themselves throughout the term of this Agreement.

      1.7 P.T. Dharma represents that it has filed all required documentation, and obtained all authorizations, approvals and consents required by any and all applicable laws, regulations, directives and/or requirements of any jurisdiction in which the Products are to be manufactured, to produce the Products, sell the Products to E&J, and export them to E&J from the jurisdiction of their manufacture, pursuant to the terms of this Agreement. P.T. Dharma further covenants that it will at all times during the Term of this Agreement continue to obtain and maintain in full force and effect any and all such filings, authorizations, approvals and consents required by, and will comply with, any and all such applicable laws, regulations, directives and/or requirements in connection with the manufacture and sale of the Products.

      1.8 Upon the effective date of this agreement, E&J will deliver to P.T. Dharma firm orders for the first two (2) months of the Term of this Agreement and an estimate of its purchase requirements for the following three (3) months of the Term of this Agreement. At the end of each month, E&j will place firm orders for the next two months of the Term of this Agreement and provide an estimate for the next three months of the Term of this Agreement. In no event will firm orders for any one month differ from the estimate for that month by more than twenty (20) percent.

      1.9 P.T. Dharma may not unreasonably decline any purchase order under this Agreement and it will be deemed accepted unless declined within 15 days of receipt. A copy of E&J's form of Purchase Order is attached as Appendix "C" hereto, which E&J may revise from time to time upon notice to P.T. Dharma.

2. DELIVERY, CLAIMS, DELAYS, RETURNS.

      2.1 All Products sold by P.T. Dharma shall be packaged in seaworthy packing and delivered FOB (Incoterms 1990) Jakarta, Indonesia. P.T. Dharma shall undertake, at its risk and expense, to deliver or cause to be delivered the Products to the vessels named by E&J. at the named ports of shipment in the manner customary at the port, at the date or within the period stipulated, and notify E&J. without delay, that the goods have been delivered to said vessels.

      2.2 Delivery of any order of the Products shall be according to the agreed upon schedule for the period in question. P.T. Dharma will make all reasonable efforts to accommodate schedule changes when requested by E&J. Partial shipments are allowed under this agreement.

      2.3 The Parties hereby acknowledge that time is of the essence with respect to the delivery dates specified in individual orders. E&J reserves the right to cancel, without liability, part or all of any order not shipped within thirty (30) days from the period specified in the order. In the case of a cancellation pursuant to this Section 2.3. E&J shall be. entitled to receive tan
(10) percent of the value of the cancelled order or part thereof as liquidated damages. Such amount shall be setoff against any and all amounts then owed to P.T. Dharma


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under this Agreement, with the prior written approval of P.T. Dharma, which approval shall not be unreasonably withheld.

      2.4 All Products shall conform to the Specifications and quality assurance procedures and guidelines, including First Article Inspection Qualifications, set forth in Appendix A. E&J will inspect the Products prior to shipment and will arrange to have inspectors present at a time and location as the Parties may agree to. P.T. Dharma shall pay U.S. $5,000 per month toward the cost of pre-shipment inspections. Arrangements for such payment shall be agreed to between the Parties. E&J shall promptly notify in writing the on-site representative of P.T. Dharma of any claims for shortage, nonconformance, defect or damage that is observed in such inspection. E&J shall not, by such inspection, relinquish any rights of inspection or rejection normally afforded a seller under the law governing this Agreement consistent with the delivery terms herein. Any disputes that arise-regarding the nature or existence of any shortage, nonconformance, defect or damage shall be settled through the use of a third party inspection service that is mutually agreeable to the Parties.

      2.5 P.T. Dharma will pursue ISO 9000 Certification following the effective date of this Agreement and use its best efforts to obtain certification by a recognized certification organization by the first anniversary of the effective date of this Agreement. Once certification is obtained, P.T. Dharma shall maintain certification throughout the Term of this Agreement. Should P.T. Dharma fail to obtain such certification by the date specified herein or lose such certification once achieved during the Term of this Agreement, E&J shall have the right to terminate this Agreement in accordance with Section 5.2.

3. PRICES AM PAYMENT.

      3.1 The unit prices to be paid for the Products ordered during the first twelve (12) month period of the Term of this Agreement are and shall be set forth in Appendix "B", attached hereto and made apart hereof. Prices include and P.T. Dharma shall bear and pay for all export charges including: but not limited to, export packing and packaging charges, warehousing, demurrage, lighterage, inland insurance, consular fees, and export license fees.

      3.2 Upon three (3) months written notice, P.T. Dharma may propose a change in the unit price of any Products listed in Appendix "B". Such proposal must be justified by an increase in the cost of manufacturing the Products to P.T. Dharma. The parties will enter into good faith negotiations to reach an agreement on revised pricing within ninety (90) days after receipt of such proposal by E&J. In no event will the price of any Product increase more than five (5) percent in any one (1) year of the Term of this Agreement over the price at the end of the prior year.

      3.3 P.T. Dharma shall use its best efforts to contain and reduce its cost of production and to meet E&J's specified cost goals during the Term of this Agreement. P.T. Dharma shall consider and implement, if feasible, any production improvement or cost saving suggestion by E&J. Any reductions in the cost of production realized through suggestions made in part or in whole by E&J shall be passed on to E&J through an immediate reduction in the unit prices specified in Appendix B for the products affected.


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      3.4 Payment for each order issued in the first year of the Term of this
Agreement shall be by bank wire transfer in U.S. currency to accounts in such banks as P.T. Dharma shall direct from time to time. Payments made by bank wire transfer shall be made within thirty (30) calendar days from the receipt of P.T. Dharma's invoice or date of delivery to the vessel whichever is later. Late payments shall be subject to a late payment penalty on amounts past due calculated at an annual rate of sixteen (16) percent. E&J shall receive a prompt payment discount calculated at an annual rate of nine (9) percent for payments made within fifteen (15) days of the receipt of the invoice or date of delivery to the vessel whichever is later. After the first year of the Term of this Agreement, payment shall be by documentary letter of credit issued in P.T. Dharma's favor, the terms and conditions of which shall be as mutually agreed upon by the parties, by a bank of E&J's choosing. Once a suitable letter of credit is established by the parties, the late payment penalty provision of this
Section 3.4 shall no longer apply. Each invoice issued under this Agreement shall identify, at a minimum, any later date of delivery to the vessel, E&J's applicable purchase order number, a full description of the Products included, and the purchase price.

4. TAXES AND OTHER CHARGES.

            Any and all use taxes, sales taxes, excise duties, customs inspection or testing fees, or any other taxes, fees or charges of any nature whatsoever imposed by any governmental authority in the country of manufacture on or with respect to the manufacture and delivery of the Products or measured by the transactions between the parties shall be paid by P.T. Dharma in addition to the prices quoted and invoiced.

5. TERM AND TERMINATION.

      5.1 This Agreement shall become effective upon execution by both Parties and its initial Term shall expire on December 31, 1997, provided, however, that on January 1, 1997 and each January 1 thereafter, the Term shall be automatically extended one (1) additional year unless prior to December 31 of any year E&J shall give written notice to P.T. Dharma that it has elected not to have the Term extended for any further period. The minimum aggregate gross purchase amount of Products for any year of the Term commencing after December 31, 1997 shall be U.S. $6,050,000 unless otherwise agreed to by E&J and P.T. Dharma. P.T. Dharma shall have the right to terminate or refuse any extension or renewal of this Agreement if E&J has failed to order fifty (50) percent of the aggregate gross purchase amount specified herein for the twelve (12) month period immediately preceding the giving of such notice.

      5.2 Either party may terminate this Agreement for any material breach of this Agreement by the other party by giving he other party 90 days' written notice if such breach shall, at the expiration of, said [90] day period, remain uncured to the satisfaction of the notifying party. Without limiting the foregoing, any breach by P.T. Dharma of Section 1.5, 1.6, or 2.4 hereof shall be deemed a material breach of this Agreement.

      5.3 Either party may terminate this Agreement, effective immediately upon the giving of notice to the other, if the other party files a petition in bankruptcy or is adjudicated as bankrupt or takes advantage of the insolvency laws of any state, territory, or country, or is


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voluntary or involuntarily dissolved, or has receiver, trustee, or other court officer appointed for its property.

      5.4 All payment obligations of E&J for Products theretofore ordered, delivered, and accepted, and all obligations of P.T. Dharma and rights of E&J in Sections 6, 7, 8, 9, 12, 17, 18 and 19 shall survive termination or expiration of this Agreement.

6. WARRANTIES.

      P.T. Dharma represents and warrants that each Product delivered to E&J shall be free from defects in materials and workmanship and shall conform to each Specification and will be suitable for its intended use. Any claim for breach of such warranty shall be accepted only if the breach occurred within 12] months of the date the Product was first delivered to a customer of E&J (or (24] months after the Product was delivered to E&J, whichever expires first). During said warranty period, P.T. Dharma shall replace, at no charge to E&J or its Customer, any Products (or parts of Products) that are found to be defective by E&J or its customer. E&J shall, at P.T. Dharma's risk and expense, return such defective Products or parts or dispose of them as P.T. Dharma requests. Any disputes that arise regarding the nature or existence of a defect shall be settled through the use of a third party inspection service that is mutually agreeable to the Parties. In no event shall P.T. Dharma's liability under this warranty provision exceed the replacement cost of the defective Products.

7. RELATIONSHIP OF THE PARTIES.

      This Agreement shall not be construed to make either party (or its Affiliates, principals, officers, employees or agents) an Affiliate, agent, partner, or joint venturer with the other party. Neither party shall have any right or authority whatsoever to incur any liability, obligation (express or implied), or to otherwise act in any manner in the name or on behalf of the other, or to make any promise, warranty or representation binding on the other.

8. SPECIAL TOOLING.

      8.1 E&J has previously provided to P.T. Dharma, free of charge, certain Special Tooling necessary to fabricate the Products as specified in Appendix "A". Both parties to this Agreement acknowledge that the Special Tooling provided to P.T. Dharma prior to and during the Term of this Agreement shall remain the property of E&J. E&J may from time to time, as the parties may agree, provide additional or replacement tooling to P.T. Dharma free of charge. All tooling provided to P.T. Dharma prior to or during the Term of this Agreement shall be returned to or for the account of E&J (within 90 days) upon the termination or expiration of this Agreement. P.T. Dharma shall# at its own risk and expense, keep all tooling provided by E&J in good working order and conduct such maintenance as may be necessary to keep said tooling in good working order.

      8.2 P.T. Dharma agrees to procure and maintain in full force and effect throughout the Term of this Agreement a policy of general insurance in favor of E&J (as loss payee and additional insured) covering the value of the Special Tooling against loss or damage and any


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claims, liabilities or expenses asserted by any person arising out of the use of such Special Tooling.

      8.3 P.T. Dharma agrees that the Special Tooling provided by E&J will be used solely for the production of the Products sold to E&J and that neither P.T. Dharma nor any of its Affiliates will use the Special Tooling to produce products of any kind for any other party.

9. PATENT INFRINGEMENT.

      9.1 E&J agrees, at its own expense, to defend any action or suit brought against P.T. Dharma alleging that the Product or any part thereof manufactured according to the Specifications and obtained hereunder infringes enforceable letters patent issued to other persons or valid trade secrets, proprietary information, trademark, copyright, patent or other intellectual property rights of other persons. E&J will pay all costs and damages, including any judgment of a court of last resort finally awarded against P.T. Dharma in such suit; provided, however, that E&J is promptly notified in writing of such action or suit and is given full authority and full and proper information and assistance for defense of said action or suit. E&J shall not be responsible for any compromise or settlement of such suit or action made without its consent.

      9.2 If the use of such Products pursuant to this Agreement becomes (or in the opinion of E&J is likely to become) the subject of an infringement claim, E&J may, at its option, (i) secure a right to use pursuant to this Agreement or
(ii) make modifications to the Specifications that would render the use hereunder non-infringing.

9.3 The foregoing indemnification shall not apply if the infringement arises from Products not manufactured per the Specifications or ordered under this Agreement.

10. FORCE MAJEURE

      Neither party shall be liable for any loss, damage or penalty as a result of any delay in delivery or failure to manufacture, deliver or otherwise perform hereunder due to any cause demonstrably beyond that party's reasonable control, including without limitation: embargo; governmental act, order, ruling, regulation or request; fire; explosion; accident; theft; vandalism; riot; shortages; act of arson; strike; other labor difficulties; lighting; flood; windstorm or other acts of god; causes attributable to common carriers; delay in transportation# or inability to obtain necessary labor, fuel, materials, supplies or power. The party suspending performance in whole or in part as a result of any such delay or failure shall give prompt written notice thereof to the other party, stating therein the nature thereof, the specific reasons therefor, and the expected duration thereof and any alternatives thereto which such party believes may reasonably be pursued, and shall resume performance as soon as reasonably possible. Following any occurrence that causes any party to suspend performance in whole or in part, such party shall promptly initiate such reasonable measures as will, if reasonably possible, remove or relieve such suspension so as to enable it to resume performance of its obligations as soon an reasonably possible.


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11. TECHNICAL ASSISTANCE.

      Unless otherwise agreed in writing, any technical assistance and information provided by E&J to P.T. Dharma will be provided without charge at E&J's sole discretion and P.T. Dharma assumes sole responsibility for results obtained in reliance therein. E&J makes no warranty of any kind or nature with respect to any technical assistance or information provided by it.

12. NONDISCLOSURE OF INFORMATION.

      Each party hereby agrees that all information relating to this Agreement disclosed to it by the other party, which information is in fact confidential or proprietary when disclosed to the other party or is then claimed and marked by the disclosing party to be confidential or proprietary, will be hold and safeguarded by the receiving party as confidential information of the disclosing party, and the receiving party exert all reasonable efforts to prevent any publication or other disclosure of all confidential information received from the other party without the express written consent of the disclosing party. The Specifications attached hereto as Appendix A are trade secrets of E&J and shall be treated as confidential and proprietary under this clause.

13. HEADING.

      The section headings herein are for convenience only and shall not be deemed to affect in any way the language of the provisions to which they refer.

14. FAILURE TO ENFORCE.

      Failure of either Party to enforce any of the terms of this Agreement shall not be construed as a waiver of rights thereunder preventing the subsequent enforcement of such provisions or the recovery of damages for breach thereof.

15. SEVERABILITY.

      If any portion of this Agreement is held to violate, or to be invalid or unenforceable under, the laws of any government or subdivision thereof, this Agreement may, at the option of E&J be terminated immediately upon written notice, or the portion declared to be in violation of or invalid or unenforceable under any such law shall be treated as being of no force or effect, and this Agreement shall be construed as though such portion had not been inserted herein, and the remainder of this Agreement shall remain in full force and effect.

16. EMPIRE AGREEMENT.

      16.1 This Agreement constitutes the entire Agreement between E&J and P.T. Dharma superseding any prior agreement between the parties or their predecessors or Affiliates. No modification of this Agreement shall be binding unless in writing and signed by authorized representatives of both parties.


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      16.2 This Agreement is intended to cover all transactions related hereto.
Except as agreed to herein and unless otherwise expressly agreed to in writing, no written or printed terms and conditions in any purchase order, order confirmation, or other document forwarded by either party shall have any effect, and the provisions of this Agreement shall be controlling.

17. NOTICES.

      All notices, communications, demands, and payments under this Agreement shall be in English and shall be made in writing by hand delivery, telefax, telex, courier, cable, registered airmail or by any other means of delivery which enables the sending party to verify receipt thereof. Such notice shall conclusively be presumed to be given or made: (i) at the time it is personally given or made in the case of personal delivery or transmission by telefax (with receipt confirmed); (ii) at the time of receipt of the addressees answerback an the sender's machine in the case of transmission by telex; or (iii) ten (10) days after mailing sufficient postage or cost prepaid in the case of registered airmail, delivery by courier or cable. All notices sent by means other than those made by hand delivery or registered airmail shall be promptly confirmed by registered airmail. Any notices shall be addressed as follows:

               If to E&J:           Everest and Jennings, Inc.
                                    1100 Corporate Square Drive
                                    St. Louis, MO 63132
                                    USA
                                    Attn: Tim Evans, VP Finance
                                    Fax: 314/995-7225
                                    Telex:

               If to P.T. Dharma:   P.T. Dharma Polimetal
                                    JL. RAYA SERANG KM.
                                    24 Balaraja Tangerang
                                    Indonesia
                                    Attn:  Joppy K. Negara
                                    Fax:   62-21-756-0628
                                    Telex:

or to such other person or address as either party may, by like notice, specify to the other.

18. CHOICE OF LAW.

      18.1 Except as set forth below, this Agreement, all transactions executed hereunder and the relationship of the parties shall be construed, governed and enforced in accordance with the United Nations convention on Contracts for the International Sale of Goods.

      18.2 Notwithstanding the provisions of section 18.1 above, matters pertaining to the bankruptcy or insolvency of P.T. Dharma, or the rights of creditors against P.T. Dharma or in and to P.T. Dharma's estate, shall be determined pursuant to the laws of P.T. Dharma's domicile or principal place of business.


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19. RESOLUTION BY NEGOTIATION: ARBITRATION.

      19.1 Except in the event of any litigation or proceeding commenced by any third party against either E&J or P.T. Dharma in which the other party is an indispensable party or potential third party defendant, and except for enforcement of any interim or preliminary remedy (to the extent such remedy is sought before an arbitration panel is duly appointed and convened), any dispute or controversy between the parties involving the interpretation, construction or application of any terms, covenants or conditions of this Agreement, or transactions under it, or any claim arising out of or relating to this Agreement, or transactions under it, shall, on the request of one party served on the other, be submitted for resolution by senior executives designated by each party, who shall attempt to resolve such dispute or controversy in good faith and, in the event such resolution is not achieved within fifteen (15) U.S. working days of such request, shall be submitted to arbitration in accordance with provisions of this Section 19.

      19.2 Any such dispute, controversy or claim will be settled by arbitration conducted in the English language in Hong Kong (except as otherwise may be agreed by the parties in their discretion) in accordance with the International Commercial Arbitration Rules of the American Arbitration Association then in effect, except as herein specifically otherwise stated or amplified, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the party against whom the award is sought to be entered.

      19.3 Notwithstanding anything to the contrary which may now or hereafter be contained in the International Commercial Arbitration Rules of the American Arbitration Association, the procedures set out in this Section 19.3 shall apply.

            (a) A notice of arbitration shall set out a clear and plain statement of the matter that the party sending the notice (the "Instituting Party") believes to be a breach or is in dispute. The demand (the "Demand") shall reference principal provisions of this Agreement that the Instituting Party views as controlling or out of the interpretation of which the dispute arises, and shall attach copies of all pertinent documents and other things then in its possession which the Instituting Party views as having direct bearing on the relief sought under the Demand. The receiving party (the "Other Party") shall, within 20 days of receipt of the Demand, provide to the Instituting Party and to the arbitrators a response (the "Answer"), referencing provisions of this Agreement that the Other Party views as controlling, and shall attach copies of all pertinent documents and other things (other than those attached to the Demand) then in its possession which it views as having direct bearing to support the contentions of the Answer. Each party shall appoint one person, conversant in English, to hear and determine the dispute within ten days after the Other Party's receipt of the Demand. If a party fails to so designate its arbitrator within said ten days, then the arbitrator designated by the party designating an arbitrator shall act as the sole arbitrator and shall be deemed to be the single, mutually-approved arbitrator to resolve the controversy. The person(s) so chosen shall, within 20 days, select an additional, impartial arbitrator conversant in English. If they fail to do so within said 20 days, either party may petition any court of competent jurisdiction in any jurisdiction to which both parties may, in their discretion, agree to appoint the third arbitrator. The majority decision of e arbitrator) the arbitrator panel (or the decision of the single shall, be final.


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            (b) Each party shall pay the arbitrator it designated and shall share the cost of the third (or, if applicable, the sole) arbitrator. In the event that the parties are unable to agree upon a rate of compensation for the third (or sole) arbitrator, the arbitrator shall be compensated for his or her services at a rate to be determined by the American Arbitration Association.

            (c) Discovery shall be liberally allowed by the arbitrators as contemplated by the U.S. Federal Rules of civil Procedure, subject, however, to such limitations as the arbitrators determine to be appropriate under the circumstances, it being the parties mutual desire to have a prompt and efficient arbitration.

            (d) The arbitrators shall endeavor to promptly schedule the hearings, and to hold the hearings (on consecutive days if practicable), and shall have authority to award relief under legal or equitable principles, including interim or preliminary relief. Nothing in this section 19.3(d) shall impair the right of a party to seek interim or preliminary relief in a court of competent jurisdiction in any jurisdiction to which both parties may, in their discretion, agree before the arbitration panel is constituted and convened.

            (e) Other than attorneys' fees and expenses (which shall be borne by the party incurring the same), the costs of the arbitration shall be borne by the losing party or shall be allocated between the parties in such proportions as the arbitrators decide.

            (f) The arbitrators shall, upon the request of either party, promptly (and in all events within 30 days of the conclusion of the hearing) issue a proposed written opinion of their findings of fact and conclusions of law which shall become final and binding in accordance with the terms thereof unless either or both parties seek reconsideration in accordance with section 19.3(g). In making their decision, the arbitrators shall be bound by the terms of this Agreement.

            (g) Either party shall have the right, within 20 days of receipt of the arbitrators' proposed opinion to file with the arbitrators a motion to reconsider (accompanied by a reasoned memorandum), and the other party shall have 20 days to respond to that memorandum. After receipt of such-memorandum and response, if any, the arbitrators thereupon shall reconsider the issues raised by said motion and, promptly, either confirm or change their majority decision which shall then be final and conclusive upon both parties. The costs of such a motion for reconsideration and written opinion of the arbitrators shall be borne by the moving party, or shared equally by both parties if both parties request such reconsideration.

20. BINDING AGREEMENT.

      This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their successors and assigns. This Agreement shall be assignable by either party only with the written consent of the other, which consent shall not be unreasonably withheld, except that either party may assign this Agreement without consent to the purchaser of all its stock or assets, or a substantial part of all the assets of its business to which this Agreement relates.

            IN WITNESS WHEREOF, an authorized representative of each party has signed this Agreement below.

                                        EVEREST AND JENNINGS, INC.

                                        By:________________________________
                                                     (Signature)
                                        Name:______________________________

                                        Title:_____________________________

                                        Date:______________________________


                                        P.T. DHARMA POLIMETAL

                                        By:________________________________
                                                     (Signature)
                                        Name:______________________________

                                        Title:_____________________________

                                        Date:______________________________

        PART NUMBER          DESCRIPTION           REVISION LEVEL

        90761001                    VTA200
        90761002                    VTN200
        90761003                    VTA260
        90761004                    VTN260
        90761005                    TRA260
        90761006                    TRN260
        90761007                    TRA200
        90761008                    TRN200
        WILL ADVISE                 VTA2000
        90062335                    Slide                        A
        90247547                    Sfrm Rt Rec                  H
        90247548                    Sfrm Lf Rec                  H
        90249391                    Sfrm Rt PD                   D
        90249392                    Sfrm Lf PD                   D
        90249393                    Sfrm Rt PD                   C
        90249394                    Sfrm LF PO                   C
        90250115                    Sfrm Rt EZ                   A
        90250116                    Sfrm Lf EZ                   A
        90257AO7                    Arm Rt                       B
        90257AO8                    Arm Lf                       B
        90420379                    Extension                    D
        9046OG25                    Hngr Assy Rt                 D
        9046OG26                    Hngr Assy Lf                 D
        90385409                    Footplate                    B
        9006AOO2                    Slide                        A
        9006AOO3                    Slide                        A
        90188CO3                    Sfrm 200 Rt                  A
        90188CO4                    Sfrm 300 Lf                  A
        90232301                    Arm Rt                       C
        90232302                    Arm Lt                       C
        90250MO3                    Sfrm Det Rt                  A
        90250MO4                    Sfrm Det Lf                  A
        90862MO2                    Arm                          D
        90865NO1                    Frt Sdfrm P2 Rt              B
        90865NO2                    Frt Sdfrm P2 Lf              B
        90385510                    Footplate                    C

Parent 90761001       CHAIR SUB, VTA2OOXX

Component             Revision              Description   Quantity Required

90188CO3                     A              SF-P8A200-77X               1
90188CO4                     A              SF-P8A200-77X               1
90273100                     L              RAIL INBTM 30 202           2
90543901                     R              XB-8AU-2X- 1816-SD II       1
90543902                     R              XB-8AU-2X- 1816-SD II       1
90280080                     A              SCREW P 30 821              4
90532560                     A              NUT ST 10 32 90 900         4
90440880                     A              NUT ST TN 74 906            1
90331686                     B              BOLT HH.31-24X3.25L         1
90525300                     E              GUIDE SEAT 90 336           4
90188BOt                     A              AS-200-16-VISTA             2
90073220                     C              RIVET POP5/32 DIA           4

Parent 90761002       CHAIR SUB, VTN20OXX

Component             Revision              Description   Quantity Required

90188CO3                     A              SF-P8A200-77X               1
90188CO4                     A              SF-P8A200-77X               1
90273100                     L              RAIL FNBTM 30 202           2
90280080                     A              SCREW PRHM 30 821           4
90532560                     A              NUT ST 10 32 90 900         4
90440880                     A              NUT ST TN 74 906            1
90531686                     B              BOLT HH.31-24X3.25L         1
90525300                     E              GUIDE SEAT 90 336           4
90188BOI                     A              AS-200-16-VISTA             2
90073220                     C              RIVET POP5/32 DIA           4
90541251                     M              XB-8NU-2X- 1616-SD 12       1
90541252                     M              XB-8NU-2X- 1616-SD 12       1

Parent 90761004       CHAIR SUB, VTN26OXX

Component             Revision              Description   Quantity Required

90250MO3                     A              SF-P8A250-77X               1
90250MO4                     A              SF-P8A250-77X               1
90273100                     L              PALL INBTM 30 202           2
90232890                     D              AX-OCK-ADJ                  2
90280080                     A              SCR-EW PRHM 30 821          4
90532-160                    A              NUT ST 10 32 90 900         4
90440880                     A              NUT ST TN 74 906            1
90531686                     B              BOLT HH.31-24X3.25L         1
90800213                     G              BUSHING FRONT POST          2
90062330                     E              SLIDE ASM FRONT EZLIT       2
90541251                     M              XB-8NU-2X- 1616-SD 12       1
90541252                     M              XB-8NU-2X- 1616-SD I)       1
9025OB09                     C              A260-VIA-FOS-H RT           1
9025OB19                     C              A.260-VIA-FOS-H LF          1

Parent 90761005          CHAIR SUB, TRA26OXX

Component             Revision              Description   Quantity Required

90250MO3                     A              SF-P8A250-77X               1
90250MO4                     A              SF-P8A250-77X               1
90273100                     L              RAIL INBTM 30 202           2
90543901                     R              XB-8AU-2X-1816-SDII         1
90543902                     R              XB-8AU-2X- 1816-SD II       1
90232890                     D              AX-ARMLOCK-ADJ              2
90280080                     A              SCREW P 30 821              4
90532560                     A              NUT ST 10 3 2 90 900        4
90440880                     A              NUT ST TN 74 906            1
90531686                     B              BOLT HH.31-24X3.25L         1
90800213                     G              BUSIENG FRONT POST          2
9006AOO2                     A              SLIDE ASM-FRNT POST.1       2
90516321                     D              RAIL INTOP 90-204FL         2
90508724                     L              BUTTON PLG .87X12GA         2
90257AO7                     B              ARM 263SW-VISTA             1
90257A08                     B              ARM 263 8W-UBTA             1

Parent 90761006       CHAIR SUB, TRN260XX

Component             Revision              Description   Quantity Required

90250MO3                     A              SF-P8A250-77X               1
90250MO4                     A              SF-P8A250-77X               1
90273100                     L              RAIL INBTM 30 202           2
90232890                     D              AX-ARMLOCK-ADJ              2
90280080                     A              SCREW PRHM 30 821           4
90532560                     A              NUT ST 10 32 90 900         4
90440880                     A              NUT ST TN 74 906            1
90531686                     B              BOLT HH.31X24X3.25L         1
90800213                     G              BUSHING FRONT POST          2
90541251                     M              XB-8NU-2X-1616-SD 12        1
90541252                     M              XB-8NU-2X-1616-SD 12        1
9006AOO2                     A              SLIDE ASM-FRNT POST.1       2
90516321                     D              RAIL INTOP 90-204FL         2
90508724                     L              BUTTON PLG.87Xl2GA          2
90257AO7                     B              ARM 263SW-VISTA             1

Parent 90761006       CHAIR SUB, TRN26OXX

Component             Revision              Description   Quantity Required

90257AO8                     B              ARM 263SWIVISTA             1

Parent 90761007       CHAIR SUB, TRA200XX

Component             Revision              Description   Quantity Required

90188CO3                     A              SF-P8A200-77X               1
90188CO4                     A              SF-P8A200-77X               1
90273100                     L              RAIL INBTM 30 202           2
9054390t                     R              XB-8AU-2X-1816-SDII         1
90543902                     R              XB-8AU-2X-1816-SDII         1
90280080                     A              SCREW PRHM 30 821           4
90532560                     A              NUT ST 10 32 90 900         4
90440880                     A              NUT ST TN 74 906            1
90531686                     B              BOLT HH.31-24X3.25L         1
90525300                     E              GUIDE SEAT 90 336           4
90516410                     E              RAIL INNER TOP U20          2

Parent 90761003       CHAIR SUB, VTA26OXX

Component             Revision              Description   Quantity Required

90250MO3                     A              SF-P8A250-77X               1
90250MO4                     A              SF-PSA250-77X               1
90273100                     L              RAIL INBTM 30 202           2
90543901                     R              XB-8AU-2X-1816-SDII         1
90543902                     R              XB-8AU-2X-1816-SDII         1
90232890                     D              AX-ARMLOCK-ADJ              2
90280080                     A              SCREW PRHM 30 821           4
90532560                     A              NTJT ST 10 32 90 900        4
90440880                     A              NUT ST TN 74 906            1
90531686                     B              BOLT HHJ.31-24X3.25L        1
90800213                     G              BUSHING FRONT POST          2
90062330                     E              SLIDE ASM FJRONT EZLIT      2
9025OB09                     C              A260-VIA-FOS-H RT           1
9025OB19                     C              A260-VIA-FOS-H LF           1

Parent 90761008       CHAIR SUB, TRN20OXX

Component             Revision              Description   Quantity Required

90188CO3                     A              SF-PSA200-77X               1
90188CO4                     A              SF-P8A200-77X               1
90273100                     L              RAIL INBTM 30 202           2
90280080                     A              SCREW PRHM 30 821           4
90532560                     A              NUT ST 10 32 90 900         4
90440880                     A              NUT ST TN 74 906            1
9053t686                     B              BOLT HH.31-24X3.25L         1
90525300                     E              GUIDE SEAT 90 336           4
90541251                     M              XB-8NU-2X-1616-SD12         1
90541252                     M              XB-8NU-2X-1616-SDI2         1
90516410                     E              RAIL INNER TOP U20          2

Parent P/N     VA20000
Component             Revision              Description   Quantity Required

90189801                     H              SF 20000 RT                 1
90189802                     H              SF                          1
90273100                     L              RAIL INBTM                  2
90543901                     R              XB-8AU-2X SD11              1
90543902                     R              XB-8AU-2X SD11              1
90525300                     E              SEAT GUIDEE FWD             2
00001002                     A              PLUG                        2
90531686                     B              BOLT                        1
90440880                     A              NUT                         1
90280080                     A              INNER BOLT                  4
90232560                     A              INNER NUT                   4
90416755                     F              BOLT                        2
90532720                     A              NUT                         2
90188801                     A              SIDEPANEL                   2
90073220                     C              RIVET                       8

                                   APPENDIX A
                                    continued

                             General Specifications

WELDMENTS:

Must exhibit smooth and uniform distribution with 100% coverage at junctions.

Must be free of voids, pin holes and discontinuities.

When fatigued to breakage, weldments must remain intact and not sever from the base metal. A metal perimeter around the welded area must be evident after fatigue breakage.

CHROME PLATING AND ADHERENCE:

Refer to specification P3001 "Electrodeposited Chrome Finishes"

Refer to ASTM B 571-91 para. 3, 10 or 13.

CHROME APPEARANCE:

Finish appearance shall be bright, reflective and uniform, free from blisters, stains, pits, nodules, cracks, roughness discontinuities and discoloration when viewed at a minimum distance of one foot under soft white florescent light of 100 ft-c.

Coverage of part must be 100% as noted in P3001 and uniform so that heavier areas of the assemblies and parts do not exhibit goldish tones that results from thin chrome layering.

PURCHASE ORDER REQUIREMENTS:

All materials and processed used in the fabrication of E & J parts shall not be changed or altered without the prior written consent of Everest & Jennings management.

All shipping containers shall be clearly marked with:

a.    part number
b.    quantity
c.    lot number, if applicable
d.    part name
e.    container number


                                  APPENDIX "A"

Standard Test Methods for
ADHESION OF METALLIC COATINGS(1)

This standard is issued under the fixed designation B571; the number immediately following the designation indicates that year of original adoption or, in the case of revision, the year of last revision. A number in parentheses indicates the year of last reapproval. A superscript epislon ( ) indicates an editorial change since the last revision or reapproval.

1. Scope

      1.1 This document describes methods for evaluating the adhesion of metallic coatings on various substrates. The methods are qualitative and require only simple tools or instruments and moderate skill.

2. Significance and Use

      2.1 Ten methods are useful for production control and for acceptance testing of products.

      2.2 Interpreting the results of qualitative methods for determining the adhesion of metallic coatings is often a controversial subject. If more than one test is used, failure to pass any one test is considered unsatisfactory. In many instances, the end use of the coated article or its method of fabrication will suggest the technique that best represents functional requirements. For example, an article that is to be subsequently formed would suggest a draw or a bend test; an article that is to be soldered or otherwise exposed to heat would suggest a heat quench test. If a part requires baking or heat treating after plating, adhesion tests should be carried out after such posttreatment as well.

      2.3 Several of the tests are limited to specific types of coatings, thickness ranges, ductilities, or compositions of the substrate. These limitations are noted generally in the test descriptions and are summarized in Table 2 for certain metallic coatings.

      2.4 "Perfect" adhesion exists if the bonding between the coating and the substrate is greater than the cohesive strength of either. Such adhesion is usually obtained if good electroplating practices are followed.

      2.5 For many purposes, the adhesion test has the objective of detecting any adhesion less than "perfect." For such a test, one uses any means available to attempt to separate the coating from the substrate. This may be prying, hammering, bending, beating, heating, sawing, grinding, pulling, scribing, chiseling, or a combination of such treatments. If the coating peels, flakes, or lifts from the substrate, the adhesion is less than perfect.

----------
(1) These methods are under the jurisdiction of ASTM Committee B-8 on Metallic and Inorganic Coatings. Current edition approved March 30, 1979. Published May 1979.


                                  APPENDIX "A"

      2.6 If evaluation of adhesion is required, it may be desirable to use one or more of the following tests. These tests have varying degrees of severity; and one might serve to distinguish between satisfactory and unsatisfactory adhesion in a specific application. The choice for each situation must be determined.

      2.7 When guideline is for used for acceptance inspection, the method or methods to used must be specified. Because the results of tests in cases of marginal adhesion are subject to interpretation, agreement shall be reached on what is acceptable.

      2.8 If the size and shape of the item to be tested precludes use of the designated test method, equivalent test panels may be appropriate. If permitted, test panels shall be of the same material and have the same surface furnish as the item to be tested and shall be processed through the same prelating, electroplating, and postplating cycle with the parts they represent.

3. Bend Tests

      3.1 Bend the part with the coated surface away, over a mandrel until its two legs are parallel. The mandrel diameter should be four times the thickness of the sample. Examine the deformed area visually under low magnification, for example, 4x, for peeling or flaking of the coating from the substrate, which is evidence of poor adhesion. If the coating fractures or blisters, a sharp blade may be used to attempt to lift off the coating. With hard or brittle coatings, cracking usually occurs in the bend area. Such cracks may or may not propagate into the substrate. In either case, cracks are not indicative of poor adhesion unless the coating can be peeled back with a sharp instrument.

      3.2 Bend the part repeatedly, back and forth, through an angle of 180 deg until failure of the basis metal occurs. Examine the region at low magnification, for example 10X, for separation or peeling of the coating. Prying with a sharp blade will indicate unsatisfactory adhesion by lift-off of the coating.

4. Burnishing Test

      4.1 Rub a coated area of about 5 cm2 with a smooth-ended tool for approximately 15 s. A suitable tool is a steel rod 6 mm in diameter with a smooth hemispherical end. The pressure shall be sufficient to burnish the coating at each stroke but not so great as to dig into it. Blisters, lifting, or peeling should not develop. Generally, thick deposits cannot be evaluated satisfactorily.

5. Chisel-Knife Test

      5.1 Use a sharp cold chisel to penetrate the coating on the article being evaluated. Alternatively the chisel may be placed in back of an overhang area of the coating or at a coating-substrate interface exposed by sectioning the article with a saw. A knife may be substituted for the chisel with or without hammering or light tapping. If it is possible to


                                  APPENDIX "A"
remove the deposit, the adhesion is not satisfactory. Soft or thin coatings cannot be evaluated for adhesion by mod.

6. Draw Test

      6.1 Form a suitable sample about 60 mm in diameter into a flanged cap approximately 38 mm in diameter, to a depth up to 18 mm, through the use of a set of adjustable dies in an ordinary punch press.(2) Penetration of the male die may be continued until the cap fractures. The adhesion of the coating may be observed directly or evaluated further by techniques described in Section 5 for detachment from the substrate. If there is peeling or flaking of the coating or if it can be detached, the adhesion is not satisfactory.

      6.2 Results from this technique must be interpreted cautiously, because the ductilities of both the coating and substrate are involved.

7. File Test

      7.1 Saw off a piece of the coated specimen and inspect it for detachment at the deposit/substrate interface. Apply coarse mill file across the sawed edge from the substrate toward the coating so is to raise it, using an approach angle of approximately 45 deg to the coating surface. Lifting or peeling is evidence of unsatisfactory adhesion.

      7.2 This technique is not suitable for thin or soft coatings.

8. Grind-Saw Test

      8.1 Hold the coated article against a rough emery wheel so that the wheel cuts from substrate toward the deposit in a jerky or bumpy fashion. A hack saw may be substituted for the wheel making sure to saw in the direction that tends to separate the coating from the substrate. Lifting or peeling is evidence of unsatisfactory adhesion.

      8.2 This technique is especially effective on hard or brittle coatings but is not suitable for thin or soft coatings.

9. Heat-Quench Test

      9.1 Heat the coated article in an oven for a sufficient time for it to reach the temperature shown in Table 1. Maintain the temperature of the oven within 10'C of the nominal. Coatings and substrates that are sensitive to oxidation should be heated in an inert or reducing atmosphere or a suitable liquid. Then quench the part in water or other suitable liquid at room temperature.

----------
(2) Romanoff, F. P. Transactions. Electrochem. Soc. TESOA, Vol. 65, 1934, p. 385; Proceedings. Amer. Electroplaters Soc. AEPPB, Vol. 22, 1934, p. 155; Monthly Review, Amer. Electroplaters Soc., MRAEA. Vol. 22, April 1935, p. 8.


                                  APPENDIX "A"

      9.2 Flaking or peeling of the deposit is evidence of unsatisfactory adhesion. Blisters may erupt during the beat and quench test when plating solution is entrapped in substrate surface pits or pores which are bridged by the deposit. If the deposited coating cannot be peeled or lifted from the substrate in an area adjacent to the blister(s), the appearance of blisters should not be interpreted as evidence of inferior adhesion.

      9.3 Diffusion and subsequent alloying of metals may improve the bond strength of electrodeposits. In some cases, a brittle layer may be created by the material involved causing peeling due to fracture rather than poor adhesion. This would not give a correct indication of as-plated bond strength.

      9.4 This test is nondestructive if the procedure does not create unwanted effects on parts.

10. Impact Test

      10.1 Use a hammer or impact device coupled with a suitable backing block to support the article to be tested to deform the sample. Reproducible results am more easily obtained by the use of a suitably modified impact tester where the force is reproducible and the impact head contour is in the form of a 5-mm diameter ball, shock loaded by a failing weight or swinging pendulum weight. The severity of the test may be altered by changing the load and diameter of the ball. Exfoliation or blisters in and around indentations are evidence of inadequate adhesion.

      10.2 This test is sometimes difficult to interpret. Soft and ductile coatings are generally not suited for evaluation.

11. Peel Test

      11.1 Bond a strip of steel or brass about 1.5 mm thick and 20 mm wide by solder or suitable adhesive to a properly flat area of the coated surface of the article. Adhesive-backed tape may be considered as a possible alternative. Heat curing of the adhesive may be employed keeping in mind considerations noted in
3.7. The angle of pull shall be 90 deg to the surface. For reproducible results, the rate of pull, the thickness and width of the strip, and deposit thickness must be standardized. Failure in the coating/substrate is evidence of inadequate adhesion.

      11.2 The tensile and shear strengths of adhesives and solders limit the range of adhesion strengths that can be evaluated. A quantitative analysis of the factors involved has been published.(3)

----------
(3) Saubestre, E.B., Durney, E.B. Hajdu, J., and Bastenbeck, E. Plating, PLATA, Vol. 52, October 1965, pp. 982-1000.


                                  APPENDIX "A"

12. Push Test

      12.1 Drill a blind hole 0.75 cm in diameter from the underside until the point of the drill tip comes within approximately 1.5 mm of the deposit/substrate interface on the opposite side. Supporting the material on a ring about 2.5 cm in diameter, apply steady pressure over the blind hole using a hardened steel punch 0.6 cm, in diameter until a button sample is pushed out. Exfoliation or peeling of the coating in the button or crater areas is evidence of inadequate adhesion.

      12.2 Soft, very ductile, and thin deposits are generally not suited for this technique.

13. Scribe-Grid Test

      13.1 Scribe two or more parallel lines or rectangular grid pattern on the article using a hardened steel tool ground to a sharp (30-deg) point with a distance between the scribed lines of approximately ten times the nominal coating thickness, with a minimum distance of 0.4 mm. In scribing the lines, use sufficient pressure to cut through the coating to the substrate in a single stroke. If any portion of coating between the lines breaks away from the substrate, the adhesion is inadequate.

      13.2 Generally, thick deposits are not suitable for evaluation unless a chisel or other sharp instrument is used to pry the exposed coating/substrate interface, in which case this technique becomes a variant of Section 5.

14. Test-Coating Systems

      14.1 Recommended adhesion tests for a variety of coating are given in Table 2.(4)

----------
(4) Chessin, H., and Poor, J.G., Plating, PLATA, Vol. 46, 1954, p. 1037.


                                  APPENDIX "A"

                                TABLE 1  Temperature Test Guide
---------------------------------------------------------------
                               Coating Material
                -----------------------------------------------
                Chromium,
                 Nickel,
                 Nickel                     Lead.
                    +          Tin.         Tin./        Zinc,       Gold and
   Substrate    Chromium,    Tempera-       Lead,       Tempera-      Silver,
                 Cooper,     ture,         Tempera-      ture,       Tempera-
                Tempera-    (degrees) C    ture,       (degrees) C    ture,
                ture,                    (degrees) C
               (degrees) C
--------------------------------------------------------------------------------
Steel             250          150          150           150          250
Zinc alloys       150          150          150           150          150
Copper and cooper 250          150          150           150          250
  alloys
Aluminum and      220          150          150           150          220
  aluminum alloys
--------------------------------------------------------------------------------

                   TABLE 2  Adhesion Tests Appropriate for Various Coastings
---------------------------------------------------------------------------------------------------
                                          Coating Material
             ---------------------------------------------------------------------------------------
                                                          Nickel
               Cad-   Chro-   Cooper   Lead and   Nickel   and     Silver     Tin and    Zinc   Gold
Adhesion Test  mium   mium             Lead/Tin           Chro-              Tin/Lead
                                        Alloy              mium               TAlloy
----------------------------------------------------------------------------------------------------
Bend             o               o                  o        o
Burnish                          o        o         o        o        o        o        o       o
Chisel                  o        o                  o                 o
Draw             o      o        o        o         o        o        o        o        o       o
File                             o                  o        o
Grind and saw           o                           o        o
Heat/quench             o        o        o         o        o        o        o                o
Impact                  o        o                  o        o                 o
Peel             o               o        o         o                 o        o        o       o
Push                    o                           o        o
Scribe           o               o                  o                 o        o        o       o
----------------------------------------------------------------------------------------------------

      The American Society for Testing and Materials takes no position respecting the validity of any patent rights asserted in connection with any item mentioned in this standard. User of this standard are expressly advised that determination of the validity of any such patent rights, and the risk of infringement of such rights, are entirely their own responsibility.

      This standard is subject to revision at any time by the responsible technical committee and must be reviewed every five years and if not revised, either reapproved or withdrawn. Your comments are invited either for revision of this standard or for additional standards and should be addressed to ASTM Headquarters. Your comments will receive careful consideration at a meeting of the responsible technical committee, which you may attend. If you feel that your comments have not received a fair hearing you should make your views know to the ASTM Committee on Standards, 1916 Race St., Philadelphia, PA 19103.


                                  APPENDIX "A"

                        ELECTRODEPOSITED CHROME FINISHES

1.0 PURPOSE

      This specification defines the metal finish requirements, terminology and test techniques for additive inorganic (electrodeposited) nickel and chrome finishes.

2.0 SCOPE

      This specification covers decorative chrome finishes over nickel underplating on carbon steels, ASTM B456 type Fe/Ni 13 Crr. The attached figures 1,2,3,4, illustrate common areas for surface buffing.

3.0 DEFINITIONS

      Terminology used is consistent with 8-374, B-456, and B-571.

4.0 RELATED DOCUMENTS

      4.1   ASTM B-374 - Standard Definitions of Terms Relating to
            Electroplating.

      4.2 ASTM B-380 - Standard Method of Corrosion Testing of Decorative Chromium Electroplating by the Corrodkote Procedure.

      4.3 ASTM B-287 - Standard Method of Corrosion Testing . . . by the Acetic Salt Spray Method.

      4.4 ASTM B-242 - Standard Practice for Preparation of High Carbon Steel for Electroplating.

      4.5 ASTM B-456 - Standard Specification for Electrodeposited Coatings of Copper Plus Nickel Chromium and Nickel Plus Chromium.

      4.6   ASTM B-571 - Standard Test Methods for Adhesion of Metallic
            Coatings.

      4.7   Procedure Q - 1019 Nonconformances and Material Review Board.

      4.8   Procedure Q - 1023 Attributes Sampling.

5.0 REQUIREMENTS

      5.1 Base Metal Mechanical Prefinish - Shall be per the applicable Everest and Jennings polishing specification as designated on the product drawing/manufacturing order.


                                  APPENDIX "A"

            5.1.1 Polish requirements defined by figures 1 through 4 shall be specified as (P3001-01) in the material finish block of the drawing.

            5.1.2 Polish requirements not covered by figures 1 through 4 shall be Specified as (P3001-02) the unprocessed raw material "as received" from the vendor.

      5.2   Underplating

      5.3   NICKEL UNDERPLATE:

            1. Semi-bright layer should be 60 percent of total Nickel thickness.

            2.    Bright Nickel should be 40 percent of total Nickel thickness.

                  Total Nickels and chrome thickness should average 0.6 MIL.

            5.3.1 Decorative Chrome

                      5.3.1.1 Decorative chrome plating shall comply with requirements of ASTM B-456 suffix 1, para
                                    4.5. The designation for the chromium
                                    deposit applied at Everest and Jennings is "mp" for microporous chromium containing a minimum of 100 pores/mm2.

                      5.3.1.2 Decorative chrome plating shall have a minimum average thickness of 10 millionths of an incn (1.0(10-5) inches). When tested in accordance with requirements of ASTM B-456. Which specifies the use of the Kocair Electronic Thickness tester.

                      5.3.1.3 Decorative chrome plating shall be sufficiently adherent to product surfaces to meet requirements of ASTM B- 471, para 9 with a baking temperature of 250o C or to withstand a bend around a mandrel with the radius specified.

                      5.3.1.4 Decorative chrome plating shall meet corrosion requirements of ASTM B-456 Service Condition SC- per para's 3.2 and 6.1, Table 4 and appendix X1 when tested in accordance with requirements of ASTM B-287 or B-380.

                      5.3.1.5 Finish appearance shall be bright and uniform, free of stains, pits, roughness, cracks, discontinuities or discoloration on all exterior surfaces accessible to a 1/2"


                                  APPENDIX "A"
                                    diameter ball when viewed at a maximum
                                    distance of 1' under soft white fluorescent lights (or equivalent) providing 100 candlepower as measured at the part surface.

                      5.3.1.6 Finish shall be free of blisters as viewed under conditions described in para 5.3.1.5, above.

      5.4   Stress Relief Annealing

            5.4.1 Steels containing 0.35% of carbon, or higher and case hardened low carbon steels shall be stress relief annealed.

                      5.4.1.1 Sample units shall show no evidence of cracking under 7x magnification when, after finishing, they are subjected to the impact of a two pound hammer free falling from a height of one foot on a part surface bridging a span of 3", minimum.

            5.4.2 After stress relief and surface preparation (as required) the product surface shall be clean and dry, free of oil, grease, flux, buffing compounds, smut, scale and surface oxidation when viewed without magnification from a distance of 1', maximum, under lighting (or equivalent) providing 100 candlepower minimum measured at the product surface.

      5.5   Refinishing

            5.5.1 Arms, Handrims, 200-Arm Sideframes and Custom Products.

                      5.5.1.1 Prior to refinishing and/or mechanical rework of product, all residue of metallic electrodeposits shall be chemically stripped from basis metal surfaces.

                      5.5.1.2 Product shall be washed, pickled and repolished, as necessary, to render chemical stripping agents inert and to remove any residual stripping materials from the product.

                      5.5.1.3 After stripping but prior to replating, product shall be visually inspected using 7X magnification under soft white fluorescent lighting (or equivalent) providing 100 footcandles minimum illumination, measured at the product surface, for evidence of deterioration of brazed joints.


                                  APPENDIX "A"

                      5.5.1.4 After stripping but prior to replating, product shall be marked in an inconspicuous area by a stamped indent.

                      5.5.1.5 Refinished product shall meet all requirements of paras 5.1 through 5.4 of this specification.

            5.5.2 Other Plated Product

                      5.5.2.1 Prior to refinishing and/or mechanical rework of product, all residue of decorative chrome electrodeposits shall be chemically stripped from basis metal surfaces.

                      5.5.2.2 Product shall be washed, pickled and repolished, as necessary, to render chemical stripping agents inert and to remove any residual stripping materials from the product.

                      5.5.2.3 After stripping, but prior to replating, product shall be visually inspected, using 7X magnification under soft white fluorescent lighting (or equivalent) providing 100 footcandles minimum illumination, measured at product surface, for evidence of deterioration of the brazed joints.

                      5.5.2.4 After stripping but prior to replating, product shall be marked in an inconspicuous area with a stamped indent.

                      5.5.2.5 Refinished product shall meet all requirements of paras 5.1 through 5.4 of this specification.

                      5.5.2.6 Minor indents resulting from polishing through nickel underplate ("cut through") will be acceptable.

                                    5.5.2.6.1      "Cut through" shall not
                                                   exceed 1/4" diameter.

                                    5.5.2.6.2      No more than at "cut through"
                                                   shall be permitted in a given
                                                   3" diameter.

                                    5.5.2.6.3      Plating at "cut through"
                                                   shall be clean, bright,
                                                   adherent and corrosion
                                                   resistant.


            5.5.3 Plating thickness of refinished product shall at no point exceed 300% of specified average minimum thickness requirement of O.5mils for Nickel Plating.


                                  APPENDIX "A"

            5.5.4 Refinished product noncompliance after the third refinishing cycle shall not be refinished further. Product shall be referred to the Material Review Board for further disposition per Quality Department Procedure Q-1019.


                                  APPENDIX "A"

-------------------------------------------------------------------
     PART NUMBER           DESCRIPTION           CURRENT PRICE
-------------------------------------------------------------------
          90761001            VTA200                     35.08
-------------------------------------------------------------------
          90761002            VTA200                     35.18
-------------------------------------------------------------------
          90761003            VTA260                     43.25
-------------------------------------------------------------------
          90761004            VTA260                     43.35
-------------------------------------------------------------------
          90761005            TRA260                     40.27
-------------------------------------------------------------------
          90761006            TRA260                     40.37
-------------------------------------------------------------------
          90761007            TRA200                     33.36
-------------------------------------------------------------------
          90761008            TRA200                     33.46
-------------------------------------------------------------------
     WILL ADVISE             VTA2000                     35.70
-------------------------------------------------------------------
          90062335            Slide                       1.28
-------------------------------------------------------------------
          90247547         Sfrm Rt Rec                   10.50
-------------------------------------------------------------------
          90247548         Sfrm Lf Rec                   10.50
-------------------------------------------------------------------
          90249391          Sfrm Rt PD                   11.00
-------------------------------------------------------------------
          90249392          Sfrm Lf PD                   11.00
-------------------------------------------------------------------
          90249393          Sfrm Rt PD                   12.50
-------------------------------------------------------------------
          90249394          Sfrm Lf PD                   12.50
-------------------------------------------------------------------
          90250115          Sfrm Rt EZ                   10.20
-------------------------------------------------------------------
          90250116          Sfrm Lf EZ                   10.20
-------------------------------------------------------------------
          90257A07            Arm Rt                      3.10
-------------------------------------------------------------------
          90257A08            Arm Lf                      3.10
-------------------------------------------------------------------
          90420379          Extension                     1.30
-------------------------------------------------------------------
          90460G25         Hngr Assy Rt                   2.90
-------------------------------------------------------------------
          90460G26         Hngr Assy Lf                   2.90
-------------------------------------------------------------------
          90385409          Footplate                     1.78
-------------------------------------------------------------------
          9006A002            Slide                       1.20
-------------------------------------------------------------------
          9006A003            Slide                       1.24
-------------------------------------------------------------------
          90188C03         Sfrm 200 Rt                   10.25
-------------------------------------------------------------------
          90188C04         Sfrm 300 Lf                   10.25
-------------------------------------------------------------------
          90232301            Arm Rt                      3.25
-------------------------------------------------------------------
          90232302            Arm Lf                      3.25
-------------------------------------------------------------------
          90250M03         Sfrm Det Rt                    9.95
-------------------------------------------------------------------
          90250M04         Sfrm Det Lf                    9.95
-------------------------------------------------------------------
          90862M02             Arm                        3.79
-------------------------------------------------------------------
          90865N01       Frt Sdfrm P2 Rt                  4.50
-------------------------------------------------------------------
          90865N02       Frt Sdfrm P2 Lf                  4.50
-------------------------------------------------------------------
          90385510          Footplate                     1.78
-------------------------------------------------------------------


                                  APPENDIX "B"

                                  APPENDIX "C"

                                    ADDENDUM
                                SUPPLY AGREEMENT

This document is to amend Section 3.4 of the Supply Agreement between Everest & Jennings, Inc. and P.T. Dharma Polimetal as follows:

        Payment for each order issued in the first year of the Term of this Agreement shall be by bank wire transfer in U.S. currency to accounts in such banks as P.T. Dharma shall direct from time to time. Payment made by bank wire transfer shall be made within thirty (30) calendar days from receipt of P.T. Dharma's invoice or date of delivery to the vessel, whichever is later. Late payments shall be subject to a late payment penalty on amounts past due calculated at an annual rate of sixteen (16) percent. E&J shall receive a prompt payment discount calculated at an annual rate of nine (9) percent for payments made within Fifteen days of the receipt of the invoice of the date of delivery o the vessel, whichever is later. After the First year of the Term of the Agreement, payment shall be guaranteed in part by a stand-by Letter of Credit issued in P.T. Dharma's favor, the terms and conditions of which shall be mutually agreed upon by the parties, by a bank if E&J',s choosing. Once a suitable letter of credit is established by the parties, the late payment penalty provision of this Section 3.4 shall no longer apply. Each invoice issued under this agreement shall identify, at a minimum, any later date of delivery to vessel, E&J's applicable purchase order number, a full description of the Products included, and the purchase price.


Everest & Jennings, Inc.                     P.T. Dharma Polimetal


__________________________________           By:_______________________________
           (Signature)                                  (Signature)

                                             Name:_____________________________
Name:_____________________________
                                             Title:____________________________
Title:____________________________
                                             Date:_____________________________
Date:_____________________________


                                  APPENDIX "C"

Parent         90761008      CHAIR SUB, TRN200XX

Component        Revision              Description          Quantity Required
90188C03             A            SP-P8A200-77X                     1
90188C04             A            SP-P8A200-77X                     1
90237100             L            RAIL INBTM 30 202                 2
90280080             A            SCREW PRHM 30 821                 4
90532560             A            NUT ST 10 32 90 900               4
90440880             A            NUT ST TN 74 906                  1
90531686             B            BOLT HH.31-24X3.25L               1
90525300             E            GUIDE SEAT 90 336                 4
90541251             M            XB-8NU-2X-1616-SD12               1
90541252             M            XB-8NU-2X-1616-SD12               1
90516410             E            RAIL INNER TOP U20                2

Parent P/N            VA20000

Component        Revision              Description          Quantity Required
90189801             H            SF 20000 RT                       1
90189802             H            SF                                1
90273100             L            RAIL INBTM                        2
90543901             R            XB-8AU-2X SD11                    1
90543902             R            XB-8AU-2X SD11                    1
90525300             E            SEAT GUIDE FWD                    2
00001D02             A            PLUG                              2
90531686             B            BOLT                              1
90440880             A            NUT                               1
90280080             A            INNER BOLT                        4
90232560             A            INNER NUT                         4
90416755             F            BOLT                              2
90532720             A            NUT                               2
90188801             A            SIDEPANEL                         2
90073220             C            RIVET                             8


                                  APPENDIX "C"
                                       34